Exhibit 24.1

POWER OF ATTORNEY

Each director and officer of Huntington Bancshares Incorporated (the Corporation), whose signature appears below hereby appoints Richard A. Cheap, Stephen D. Steinour, and Howell D. McCullough III, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Annual Report on Form 10-K (the Annual Report) for the fiscal year ended December 31, 2015, and likewise to sign and file any amendments, including post-effective amendments, to the Annual Report, and the Corporation hereby also appoints such persons as its attorneys-in-fact and each of them as its attorney-in-fact with like authority to sign and file the Annual Report and any amendments thereto in its name and behalf, each such person and the Corporation hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 17, 2016.
DIRECTORS/OFFICERS:
Signature / Title

/s/ Stephen D. Steinour	/s/ Jonathan A. Levy
Stephen D. Steinour Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer) /s/ Howell D. McCullough III	Jonathan A. Levy Director /s/ Eddie R. Munson
Howell D. McCullough III Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer) /s/ David S. Anderson	Eddie R. Munson Director /s/ Richard W. Neu
David S. Anderson Executive Vice President and Controller (Principal Accounting Officer) /s/ Ann B. Crane	Richard W. Neu Director /s/ David L. Porteous
Ann B. Crane Director /s/ Steven G. Elliott	David L. Porteous Lead Director /s/ Kathleen H. Ransier
Steven G. Elliott Director /s/ Michael J. Endres	Kathleen H. Ransier Director
Michael J. Endres Director /s/ John B. Gerlach Jr.
John B. Gerlach, Jr. Director /s/ Peter J. Kight
Peter J. Kight Director